EXHIBIT 10.18

SALARY INFORMATION FOR EXECUTIVE OFFICERS

The table below provides information regarding the salary of each executive officer of Genitope Corporation as of March 1, 2005. All other compensation arrangements between Genitope Corporation and each of its executive officers are referenced in the Exhibit Index to this Annual Report on Form 10-K.

Executive Officer	Salary
Dan W. Denney, Jr.	$300,000
John M. Vuko	$252,000
Diano Ingolia	$240,000
Bonnie Charpentier	$240,000
Claude Miller	$240,000